                                                                    EXHIBIT 99.1

                             BANK ONE, TEXAS, N.A.
                 Annual Officer's Certificate of the Servicer
                      Banc One Auto Grantor Trust 1997-B



         The undersigned, a duly authorized representative of Bank One, Texas, N.A., as Servicer (the "Servicer"), pursuant to Section 3.10 of the Pooling and Servicing Agreement dated as of December 1, 1997 (the "Agreement") between the Servicer and Bankers Trust Company, as trustee (the "Trustee"), does hereby certify as follows:

         (1) All terms used herein that are defined in the Agreement shall have the meanings provided in the Agreement, unless otherwise defined herein.

         (2) The undersigned is an officer of the Servicer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate.

         (3) A review of the activities of the Servicer during the period from January 1, 2000 to December 31, 2000 (the "Servicing Period") and its performance under the Agreement has been made under my supervision.

         (4) Based on such review, the Servicer has, to the best of my knowledge, fulfilled all of its material obligations under the Agreement throughout the Servicing Period except as set forth in paragraph (5) below.

         (5) The following is a brief description of each default in the fulfillment of the Servicer's obligations under the Agreement known to me to have been made by the Servicer during the Servicing Period, which sets forth in detail (i) the nature of each such default and (ii) the current status of each default:
                  NONE



IN WITNESS WHEREOF, the Servicer has caused this Certificate to be executed by a duly authorized officer as of the 31st day of December 2000.


                                   BANK ONE, TEXAS, N.A.,
                                   as Servicer



                                   By:       /s/ Tracie H. Klein
                                             -----------------------------------
                                             Name:  Tracie H. Klein
                                             Title: Vice President